                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549


                                   Form 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported)  March 1, 1996

                            -------------------------



                          NORTHROP GRUMMAN CORPORATION
               (Exact name of registrant as specified in charter)

        Delaware                     1-3229                    95-1055798
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)            File Number)              Identification No.)

1840 Century Park East, Los Angeles, California                 90067
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (310) 553-6262


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 1, 1996, pursuant to the Asset Purchase Agreement dated as of January 3, 1996 (the "Purchase Agreement"), Northrop Grumman Corporation ("Registrant") acquired from Westinghouse Electric Corporation (collectively "Seller") substantially all of the assets of Seller's Electronic Systems Group (excluding the security systems, wireless communications and airship businesses thereof and the business of Westinghouse Landmark GIS, Inc.) (the "Division"). The purchase includes the Seller's voting stock or other interests in several domestic and foreign subsidiaries and joint ventures. A copy of the Purchase Agreement is filed herewith as Exhibit 2.1, and certain ancillary agreements are filed as Exhibits 2.2 and 2.3, and reference is made thereto for the complete terms and conditions thereof.

     The purchase price of $3 billion cash (subject to adjustment following an audit of the closing date balance sheet of the Division) was based upon the estimated net assets to be acquired as well as the value of the ongoing business, and took into account the liabilities reflected on the balance sheet and assumed by Registrant.

     Registrant obtained the cash portion of the purchase price from (i) an offering made pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended, of $1 billion in debt securities having maturity dates of 10, 20 and 30 years and (ii) a bank credit facility advanced under the Second Amended and Restated Credit Agreement dated as of April 15, 1994, Amended and Restated as of March 1, 1996 among Northrop Grumman Corporation, Bank of America National Trust and Savings Association, as Documentation Agent, Chemical Securities, Inc., as Syndication Agent, The Chase Manhattan Bank (National Association), as Administrative Agent and the Banks Signatories thereto (the "Credit Agreement"). A copy of the Credit Agreement is filed herewith as Exhibit 2.4 and reference is made thereto for the complete terms and conditions thereof.

     Registrant intends to continue to use the assets purchassed from Seller in the operation of the Division, which will be known as the Electronic Sensors and Systems Division of Registrant, and is reviewing these business areas and its strategic core competencies to determine whether any synergies may be achieved by repositioning or divesting certain assets or business areas. Based on information available to date, the Registrant does not anticipate that expense levels for corporate services in the near term will exceed historical levels charged to the Division as reflected in the Financial Statements of the Division filed pursuant to Item 7.

     No material relationship exists between Seller and Registrant or any of its affiliates, directors or officers, or any associate of any such directors or officers.

     The Press Release of Registrant dated March 1, 1996, announcing the completion of the acquisition described above is filed herewith as Exhibit
99.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          (a)  Financial Statements of the Division

          The following Financial Statements of the Division are included with this amended Form 8-K:

          Report of Independent Accountants

          Combined Statement of Financial Position as of December 31, 1994 and 1995

          Combined Statement of Earnings for the Years Ended December 31, 1993, 1994 and 1995

          Combined Statement of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995

          Combined Statement of Changes in Invested Equity for the Years Ended December 31, 1993, 1994 and 1995

          Notes to Combined Financial Statements

          (b)  Exhibits


          The following Exhibit is included with this amended Form 8-K:

Exhibit Number                 Description of Exhibit
- --------------      -------------------------------------------

     2.1 Asset Purchase Agreement dated as of January 3, 1996, between Westinghouse Electric Corporation, a Pennsylvania corporation, as Seller, and Northrop Grumman Corporation, a Delaware corporation, as Buyer. (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Purchase Agreement. Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.)*

     2.2 Letter Agreement dated February 28, 1996 from Westinghouse Electric Corporation to Northrop Grumman Corporation.*

     2.3 Letter Agreement dated February 29, 1996 from Westinghouse Electric Corporation to Northrop Grumman Corporation. (Scheules have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules are listed and described in the Letter Agreement. Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules.)*

     2.4 Second Amended and Restated Credit Agreement dated as of April 15, 1994, Amended and Restated as of March 1, 1996 among Northrop Grumman Corporation, Bank of America National Trust and Savings Association, as Documentation Agent, Chemical Securities, Inc., as Syndication Agent, The Chase Manhattan Bank (National Association), as Administrative Agent and the Banks Signatories thereto. (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Credit Agreement. Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.)*

    23.1            Consent of Independent Accountants

    99.1            Press release of Registrant dated March 1, 1996*



* Previously filed on Registrant's Form 8-K dated March 18, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Westinghouse Electric Corporation

    In our opinion, the accompanying combined statement of financial position and the related combined statements of earnings, of cash flows and of changes in invested equity present fairly, in all material respects, the financial position of Electronic Systems (a unit of Westinghouse Electric Corporation) at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 12, the Company changed its method of accounting for certain postemployment benefits in 1993.

    Electronic Systems is a unit of Westinghouse Electric Corporation and, as disclosed in the financial statements, receives support services from, and has transactions and relationships with, Westinghouse Electric Corporation and its affiliates.

PRICE WATERHOUSE LLP
Baltimore, Maryland
January 31, 1996

                                     4 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)
                    COMBINED STATEMENT OF FINANCIAL POSITION
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                       ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1995          1994
                                                                                        ------------  ------------
Current assets
  Cash and cash equivalents...........................................................  $      3,996  $         81
  Trade accounts receivable, net (Note 5).............................................       283,027       237,197
  Inventories (Note 6)................................................................       182,562       203,554
  Costs and profits in excess of billings on long-term contracts (Note 6).............       178,783       219,030
  Deferred income taxes (Note 11).....................................................       135,644       129,162
  Prepaid expenses and other current assets...........................................        13,888         5,785
                                                                                        ------------  ------------
    Total current assets..............................................................       797,900       794,809
                                                                                        ------------  ------------
Property, plant and equipment, net (Note 7)...........................................       404,161       414,724
Goodwill and other intangible assets, net (Note 8)....................................       138,253       159,621
Deferred income taxes (Note 11).......................................................       173,057       128,733
Other noncurrent assets (Note 9)......................................................        11,662        25,135
                                                                                        ------------  ------------
Total assets..........................................................................  $  1,525,033  $  1,523,022
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                         LIABILITIES AND INVESTED EQUITY
Current liabilities
  Accounts payable....................................................................  $    105,110  $     84,160
  Accrued expenses (Note 10)..........................................................       314,131       252,639
  Billings in excess of costs and profits on long-term contracts (Note 6).............       128,307        75,912
                                                                                        ------------  ------------
    Total current liabilities.........................................................       547,548       412,711
                                                                                        ------------  ------------
Pension liability (Note 12)...........................................................       369,395       279,298
Postretirement and postemployment benefits (Note 12)..................................       279,024       279,414
Other noncurrent liabilities..........................................................        15,340        37,130
                                                                                        ------------  ------------
                                                                                             663,759       595,842
                                                                                        ------------  ------------
Commitments and contingencies (Notes 13 and 17)
Invested equity (Notes 12 and 13).....................................................       313,726       514,469
                                                                                        ------------  ------------
Total liabilities and invested equity.................................................  $  1,525,033  $  1,523,022
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The accompanying notes are an integral part of these combined financial statements.

                                     5 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)
                         COMBINED STATEMENT OF EARNINGS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
Revenue.................................................................  $  2,554,490  $  2,184,785  $  2,348,073
                                                                          ------------  ------------  ------------
Costs and expenses
  Cost of sales.........................................................     1,997,466     1,684,615     1,782,640
  Selling, general and administrative (Note 13).........................       244,894       229,327       261,070
  Research and development..............................................        75,204        72,293        75,883
  Restructuring charges, net (Note 4)...................................        51,200         8,600        90,500
  Other expense, net (Note 14)..........................................        13,816        62,464        11,755
                                                                          ------------  ------------  ------------
                                                                             2,382,580     2,057,299     2,221,848
                                                                          ------------  ------------  ------------
Earnings before income taxes and cumulative effect of accounting
 change.................................................................       171,910       127,486       126,225
Provision for income taxes (Note 11)....................................        64,663        46,821        47,294
                                                                          ------------  ------------  ------------
Earnings before cumulative effect of accounting change..................       107,247        80,665        78,931
Cumulative effect of accounting change (Note 12)........................                                   (13,377)
                                                                          ------------  ------------  ------------
Net earnings............................................................  $    107,247  $     80,665  $     65,554
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    The accompanying notes are an integral part of these combined financial statements.

                                     6 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)
                        COMBINED STATEMENT OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1995         1994         1993
                                                                             -----------  -----------  -----------
Cash flow from operating activities:
  Net earnings.............................................................  $   107,247  $    80,665  $    65,554
  Noncash items included in earnings
    Depreciation and amortization..........................................       69,760       72,864       68,558
    Pension settlement loss................................................                    60,984
    Noncash restructuring charges..........................................       (3,200)         200       30,500
    Loss on sale of property, plant and equipment..........................        3,508        2,175        3,603
  Other changes that provided (used) cash, net of effects of acquisition of business
    Trade accounts receivable..............................................      (45,830)      44,641       52,494
    Inventories............................................................       20,992      104,594      (38,590)
    Costs and profits in excess of billings on long-term contracts.........       40,247      (28,879)     (30,060)
    Prepaid expenses and other current assets..............................       (8,103)       5,642       15,600
    Deferred income taxes..................................................       (6,972)     (43,166)     (20,495)
    Accounts payable.......................................................       20,950          781      (31,969)
    Accrued expenses.......................................................       86,592     (106,432)      21,082
    Billings in excess of costs and profits on long-term contracts.........       52,395     (106,800)     120,416
    Pension liability......................................................      (12,049)      42,536        3,547
    Postretirement and postemployment benefits.............................         (390)     (11,363)      18,794
    Other noncurrent assets and liabilities................................       (4,025)      69,462        8,850
                                                                             -----------  -----------  -----------
Net cash provided by operating activities..................................      321,122      187,904      287,884
                                                                             -----------  -----------  -----------
Cash flow from investing activities:
  Business acquisition.....................................................      (21,900)     (72,700)
  Purchases of property, plant and equipment...............................      (54,823)     (43,951)     (18,869)
                                                                             -----------  -----------  -----------
Net cash used in investing activities......................................      (76,723)    (116,651)     (18,869)
                                                                             -----------  -----------  -----------
Cash flow from financing activities:
  Net intercompany transactions............................................     (240,484)     (71,486)    (269,944)
                                                                             -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.......................        3,915         (233)        (929)
Cash and cash equivalents at beginning of year.............................           81          314        1,243
                                                                             -----------  -----------  -----------
Cash and cash equivalents at end of year...................................  $     3,996  $        81  $       314
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    The accompanying notes are an integral part of these combined financial statements.

                                     7 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)
                COMBINED STATEMENT OF CHANGES IN INVESTED EQUITY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1995         1994        1993
                                                                             -----------  ----------  -----------
Balance at beginning of year...............................................  $   514,469  $  457,234  $   784,877
Net earnings...............................................................      107,247      80,665       65,554
Equity translation adjustments.............................................       (1,761)     (4,120)       2,632
Minimum pension liability adjustments......................................      (65,745)     52,176     (125,905)
Intercompany transactions, net.............................................     (240,484)    (71,486)    (269,944)
                                                                             -----------  ----------  -----------
Balance at end of year.....................................................  $   313,726  $  514,469  $   457,234
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------

    The accompanying notes are an integral part of these combined financial statements.

                                     8 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 -- NATURE OF OPERATIONS AND RELATIONSHIPS WITH WESTINGHOUSE

    GENERAL

    Electronic Systems (the Company), a unit of Westinghouse Electric Corporation (Westinghouse), provides advanced electronic systems, products and technologies primarily to U.S. and non-U.S. government agencies. The Company is not a legal entity. The operations included in these financial statements are substantially the Electronic Systems segment of Westinghouse as disclosed by Westinghouse for external reporting purposes. However, for purposes of these financial statements, operations disposed of or transferred to other business units during the three year period ended December 31, 1995 and those operations which will be retained by Westinghouse have been excluded for all years presented because any remaining assets and liabilities related to these entities are not included in the sale of the Company to Northrop Grumman Corporation (see
Note 18).

    The Company operates in one business segment -- the research, development, production and support of advanced electronic systems. The Company derives a substantial portion of its revenue from long-term contracts for systems
development   and  production  and  related   services  principally  in  defense
electronics, air traffic control systems and space systems. Significant customers include the U.S. Department of Defense (DOD), the Federal Aviation Administration (FAA) and the National Aeronautics and Space Administration
(NASA). Sales to U.S. government agencies totalled $2,040,000, $1,789,000, and $2,039,000 in 1995, 1994 and 1993, respectively.

    As more fully described in Notes 2, 3, 4, 5, 6, and 17, the periodic reporting of results for long-term government contracts is inherently dependent on the extensive use of estimates. All such estimates have been made to the best of management's ability based upon facts available at the time, but it is possible that future developments may require revisions of those estimates.

    RELATED PARTY TRANSACTIONS

    The Company is an integrated component of Westinghouse's operations and receives a number of administrative and support services from Westinghouse and participates in a number of Westinghouse employee benefit plans and is included in Westinghouse's insurance programs and income tax returns. Further information about such relationships and transactions is included in Notes 2, 12, 13, 17 and 18.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF COMBINATION

    The combined financial statements of the Company primarily comprise the accounts of one Westinghouse operating unit which is not a separate legal entity and certain subsidiaries of Westinghouse. All material intercompany accounts and transactions have been eliminated in combination.

    REVENUE RECOGNITION

    The majority of the Company's revenue results from contract services performed under a variety of contracts, including cost plus, fixed-price and time-and-materials type contracts. Sales under government and commercial fixed-price incentive contracts are recorded at the time deliveries are made or, for long-term contracts with a duration in excess of two years, upon the completion of specific tasks (pre-defined milestones). Sales under cost-reimbursement contracts are recorded as work is performed and billed. Estimated contract profits are recorded in proportion to recorded sales. Some contracts contain incentive provisions which provide for increased or decreased earnings based upon performance in relation to established targets. Such adjustments are considered in estimating sales and profit rates and are recorded when there is

                                     9 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) sufficient information to assess anticipated contract performance. Revenues relating to contracts or contract changes that have not been completely priced, negotiated, documented, or funded are not recognized unless realization is considered probable.

    Major contracts for complex military systems are performed over extended periods of time and are subject to changes in scope and delivery schedules. Pricing negotiations on changes and settlement of claims often extend over prolonged periods of time. Estimates of final contract revenues include future revenue from expected recovery on claims. Such revenues are included when it is probable that the claim will result in additional contract revenue, when the amount can be reliably estimated and legal entitlement has been established.

    Estimates are reviewed periodically, and changes in estimated contract revenue and costs which result in changes to estimated contract profit are recognized in the period in which they are determined. Provisions for anticipated losses on contracts are recorded in full as they are identified.

    A standard one year warranty against defective material and workmanship is provided for products sold. Standard warranty costs, which have not been significant, are reported as incurred. Warranty beyond the scope of defective material and workmanship is quoted as a separate contract cost element, and provision is made for the anticipated warranty costs as sales are recognized.

    CASH AND CASH EQUIVALENTS

    Westinghouse performs cash management on a centralized basis in North America for the Company as well as for other Westinghouse businesses. Under such service arrangements, accounts receivable are collected and cash is invested centrally. Activity in the Company's cash balances supporting its North American operations is recorded through the invested equity account with Westinghouse. The Company maintains certain separate bank accounts primarily related to its non-North American operations; the balances in such accounts are included in cash and cash equivalents in the accompanying balance sheet. The Company considers cash and cash equivalents to include cash on hand and on deposit and highly liquid investments with original maturities at date of acquisition generally of three months or less.

    DEBT AND INTEREST COST

    Westinghouse has not allocated any portion of its debt or related interest cost to the Company, and no portion of Westinghouse's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest or capitalized interest.

    INVENTORIES

    Inventories consist principally of unreimbursed costs under fixed-price contracts and are stated at total costs incurred reduced by the estimated average cost of deliveries. Inventoried costs include both direct contract costs and allocable overhead costs (generally determined on an average cost basis). All other inventories are stated at the lower of cost (generally determined on an average cost basis) or market.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets (buildings, 40-45 years; land improvements, 15-25 years; machinery and equipment, 8-12 years; furniture and fixtures, 5-10 years; and

                                     10 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) information systems equipment, 3-5 years). Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful lives of the improvements. Capitalization of newly acquired assets is limited to those with cost in excess of $1.5 (one thousand, five hundred dollars).

    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets are amortized using the straight-line method over their estimated lives, but not exceeding 40 years for assets acquired prior to January 1, 1994 and not in excess of 15 years for assets acquired after December 31, 1993.

    Subsequent to the acquisition of an intangible asset, management continually evaluates whether later events or circumstances have occurred that indicate the remaining estimated useful life of an intangible asset may warrant revision or that the remaining balance of such an asset may not be recoverable. When factors indicate that an intangible asset should be evaluated for possible impairment, management uses an estimate of the undiscounted future cash flows of the asset over its remaining useful life in measuring whether the intangible asset is recoverable. If such an analysis indicates that impairment has in fact occurred, the book value of the intangible asset is written down to its estimated realizable value.

    INCOME TAXES

    Historically, the results of the Company's domestic operations have been included in the consolidated U.S. federal income tax return of Westinghouse. The results of the Company's foreign operations have been reported separately in their respective taxing jurisdictions. The income tax expense and other tax-related information in these statements is presented as if the Company had not been eligible to be included in the consolidated tax returns of Westinghouse or other affiliates (i.e., the Company on a stand-alone basis). The recognition and measurement of income tax expense and deferred income taxes required certain assumptions, allocations, and significant estimates which management believes are reasonable to measure the tax consequences as if the Company was a stand-alone taxpayer.

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." SFAS 109 requires the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled.

    For   purposes  of  these  financial  statements,  any  current  income  tax liabilities are considered to have been paid by Westinghouse and are recorded through the invested equity account with Westinghouse.

    Deferred federal income taxes have not been provided on the cumulative undistributed earnings of foreign affiliates as these earnings are considered to be permanently reinvested.

    EMPLOYEE BENEFIT PLANS

    Westinghouse has a number of employee benefit plans covering substantially all employees. Historically, most of the Company's employees have participated in the Westinghouse plans for pensions, postretirement benefits other than pensions, and postemployment benefits. In addition, the Company has maintained its own pension and postretirement benefit plans for certain of its employees not included in the Westinghouse plans. Most pension plan benefits are based on years of service and compensation levels at the

                                    11 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
time of retirement, a formula based on career earnings or a final average compensation amount. Pension benefits are paid from trusts funded by contributions from employees and Westinghouse. The pension funding policy is consistent with the funding requirements of U.S. federal and other governmental laws and regulations. Plan assets consist primarily of listed stocks, fixed income securities and real estate investments. Postretirement benefit arrangements consist of various retiree medical, dental and life insurance arrangements sponsored by Westinghouse.

    For purposes of these financial statements, the costs and related balance sheet accounts and disclosures for pensions, postretirement benefits other than pensions, and postemployment benefits have been presented as if the portion of the plans relating to the Company's employees had been segregated from the Westinghouse plans as separate plans. The accumulated benefit obligation (ABO) and projected benefit obligation (PBO) for pensions and accumulated postretirement benefit obligation (APBO) were calculated based on demographic data for the active, inactive, and retired employees of the Company. Plan assets and unrecognized net transition obligation, prior service cost and gain or loss were allocated based on the proportion of the Company's PBO or APBO to the total Westinghouse PBO or APBO for pensions and postretirement benefits other than pensions, respectively. The actuarially determined net periodic costs and related balance sheet accounts have been reflected in these financial statements. Contributions have been recorded through the invested equity account. Management believes that the assumptions, allocations, and significant estimates used are reasonable.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are incurred under both independent Company-initiated programs and under contracts for specific programs with others, primarily the U.S. government. Research and development costs incurred under contract are charged to inventory as contracts in progress. Independent research and development costs which are not incurred in performance of specific contract requirements are reimbursable as indirect period cost through government-mandated cost accounting procedures. Unallowable research and development costs are charged against income as incurred.

    FOREIGN CURRENCY

    Non-U.S. operations utilize the local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at the exchange rate applicable at the time of translation, while revenue and costs are translated at the average rates of exchange prevailing during the year. Translation adjustments are accumulated in invested equity. Foreign exchange gains and losses incurred on foreign currency transactions are included in income. The Company has entered into forward exchange contracts to hedge the effect of foreign currency fluctuations on certain transactions and commitments related to purchases and sales denominated in foreign currencies. The Company's foreign exchange policy includes matching purchases and sales in national currencies when possible and hedging unmatched transactions in excess of $250. Gains and losses on commitment hedges are deferred and included in the basis of the transaction underlying the commitment. Gains and losses on transaction hedges are recognized in income and offset the foreign exchange gains and losses on the related transactions. The aggregate foreign currency transaction gain
(loss) for the years ended December 31, 1995, 1994 and 1993 was $(22), $(34) and $480, respectively.

    CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist of billed accounts receivable and unbilled accounts receivable (principally unreimbursed costs and fees under contracts). Receivables result primarily from contracts with U.S. and non-U.S. governments and from subcontracts with prime contractors to the U.S. government. Contracts with the U.S. government do not

                                     12 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
require collateral or other security. The Company conducts ongoing credit evaluations of non-government customers and generally does not require collateral or other security from these customers. The Company generally has negotiated terms and conditions which provide for non-U.S. government customers to make advance payments in amounts sufficient to limit the Company's credit risk. Historically, the Company has not incurred any significant credit related losses under its long-term contracts.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of the Company's cash and cash equivalents and trade accounts receivable approximates fair value.

NOTE 3 -- ACQUISITION
    Effective June 1, 1994, the Company acquired certain assets of the Norden Systems Division (Norden) of United Technologies Corporation for $94,600, of which $72,700 was paid at closing and the remaining $21,900 in January 1995, and assumed certain liabilities. Norden designs and manufactures advanced electronic systems for combat vehicles, aircraft, ships, submarines and air traffic control. The transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities at the date of acquisition. The purchase price resulted in an excess of costs over net assets acquired of approximately $56,100. Such excess is being amortized on a straight-line basis over 13 years. Norden's results of operations have been included in the consolidated results of operations since the date of acquisition.

    The following unaudited pro forma information presents the results of operations of the Company and Norden for the years ended December 31, 1994 and 1993, with pro forma adjustments as if the Norden acquisition had occurred as of the beginning of the periods presented. The pro forma presentation does not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future.

                                                                        1994          1993
                                                                    ------------  ------------
Revenue...........................................................  $  2,258,081  $  2,570,693
Earnings before cumulative effect of accounting change............        69,364        77,687
Net earnings......................................................        69,364        64,310

    A $25 million liability was established in conjunction with the Norden acquisition for the consolidation of administrative and manufacturing facilities at the Norwalk and Melville locations into Baltimore, of which $1.7 million has been expended to date; the consolidation is to be completed by May 1997. A memorandum of understanding for the treatment of the costs of the consolidation actions has been reached with the Corporate Administrative Contracting Officer. Such costs are subject to recovery through inclusion in allowable costs for government rate purposes over future periods. However, because the extent of recovery is not estimable, no asset has been recorded for any amounts that might ultimately be recovered from inclusion of these costs in future contracting rates.

NOTE 4 -- SPECIAL RESTRUCTURING ACTIONS
    Management is committed to ongoing restructuring actions that will enhance the Company's competitive position in the defense industry. As a result, net restructuring charges principally related to workforce reductions, asset writedowns, and consolidation of facilities of $51,200, $8,600 and $90,500 were recorded by

                                     13 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 4 -- SPECIAL RESTRUCTURING ACTIONS (CONTINUED) the Company and charged against income in 1995, 1994 and 1993, respectively. A portion of the restructuring charges are expected to be allowed as indirect costs under the Company's government contracts in future periods. The amount estimated to be subject to recovery through inclusion for government rate purposes for years after 1995 is approximately $94 million. Because the extent of recovery is not estimable, no asset has been recorded for any amounts that might ultimately be recovered from the inclusion of these costs in future contracting rates.

    The 1993 and 1994 actions included the separation of approximately 1,000 employees, exiting of certain product lines and closure of certain facilities. In 1995, management announced a series of additional restructuring actions that included the separation of approximately 1,300 employees and the closure of additional facilities. The costs related to these actions are primarily employee separation costs, and are included in the 1995 provision. The 1995 projects are expected to have pre-tax savings of approximately $9,000 in 1995, and $60,000 in 1996 and beyond. A substantial portion of these savings will be priced into the Group's government contracts. The majority of the cash expenditures related to the 1995 projects will be completed by year-end 1996. A minimal amount will be expended beyond 1996. The 1994 adjustments primarily reflect revised cost estimates related to prior provisions. The 1995 adjustments reflect the elimination of an asset provision established previously, which was subsequently determined to be recoverable under a certified claim which was submitted to the U.S. Navy in October 1995, as well as revised cost estimates related to prior provisions.

The  following  table   is  a  reconciliation  of  the
restructuring charges under each of the initiatives to the remaining amounts accrued at December 31, 1995:

                                          EMPLOYEE                   FACILITY CLOSURE &
                                         SEPARATION        ASSET       RATIONALIZATION
                                            COSTS       WRITEDOWNS          COSTS           OTHER       TOTAL
                                       ---------------  -----------  -------------------  ----------  ----------
1993 provision.......................    $    37,600     $  30,500        $  15,700       $    6,700  $   90,500
Expenditures/disposals...............         (1,400)                          (800)                      (2,200)
                                       ---------------  -----------         -------       ----------  ----------
Balance at December 31, 1993.........         36,200        30,500           14,900            6,700      88,300
1994 provision.......................          6,000                                                       6,000
Expenditures/disposals...............        (34,600)      (22,100)          (5,600)          (5,900)    (68,200)
Adjustments..........................          5,300           200           (2,200)            (700)      2,600
                                       ---------------  -----------         -------       ----------  ----------
Balance at December 31, 1994.........         12,900         8,600            7,100              100      28,700
1995 provision.......................         61,000         5,700            1,700              400      68,800
Expenditures/disposals...............        (17,700)         (300)          (1,000)                     (19,000)
Adjustments..........................         (4,000)       (8,900)          (4,600)            (100)    (17,600)
                                       ---------------  -----------         -------       ----------  ----------
Balance at December 31, 1995.........    $    52,200     $   5,100        $   3,200       $      400  $   60,900
                                       ---------------  -----------         -------       ----------  ----------
                                       ---------------  -----------         -------       ----------  ----------

    Actions related to the above restructuring programs are expected to be substantially completed by December 1996.

NOTE 5 -- TRADE ACCOUNTS RECEIVABLE
    Trade accounts receivable consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1994
                                                                        ----------  ----------
Commercial............................................................  $   65,861  $   50,371
Government contracts
  Billed..............................................................     165,858     132,593
  Unbilled............................................................      53,488      57,041
                                                                        ----------  ----------
                                                                           285,207     240,005
Less: Allowance for doubtful and potentially unrecoverable amounts....      (2,180)     (2,808)
                                                                        ----------  ----------
                                                                        $  283,027  $  237,197
                                                                        ----------  ----------
                                                                        ----------  ----------

    Unbilled receivables consist of amounts of revenue recognized on contracts for which billings have not been presented to the customers. Such amounts are usually billed and collected within one year.

                                     14 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 5 -- TRADE ACCOUNTS RECEIVABLE (CONTINUED)
    The Company generally has several open contract disputes with its customers, particularly the U.S. government, at any point in time. These disputes arise in the normal course of long-term contracting and most of the disputes are formalized in Requests for Equitable Adjustments (RFEAs) that relate primarily to work beyond the scope of the contracts. Customers occasionally terminate contracts before completion, resulting in Termination for Convenience Claims
(TCs).  Unbilled  accounts receivable  at December  31,  1995 and  1994 included
$29,800  and  $37,300,   respectively,  in  RFEAs   and  $13,300  and   $13,200,
respectively, in TCs. Management believes that the amounts are collectible during 1996.

    Substantially all billed accounts receivable are expected to be collected within one year.

NOTE 6 -- INVENTORIES AND COSTS INCURRED UNDER LONG-TERM CONTRACTS Inventories consists of the following:

                                                                           DECEMBER 31,
                                                                     -------------------------
                                                                        1995          1994
                                                                     -----------  ------------
Raw materials......................................................  $    10,689  $     17,908
Work-in-process....................................................      264,617       321,436
Finished goods.....................................................        1,748         1,866
                                                                     -----------  ------------
                                                                         277,054       341,210

Profit on long-term contracts-in-progress..........................      277,826       387,668
Progress payments to subcontractors................................       52,837        58,377
Recoverable engineering and development costs......................      197,556       290,302
                                                                     -----------  ------------
                                                                         805,273     1,077,557
Inventoried costs and profits related to contracts with progress
 billing terms.....................................................     (622,711)     (874,003)
                                                                     -----------  ------------
Inventories........................................................  $   182,562  $    203,554
                                                                     -----------  ------------
                                                                     -----------  ------------

    Costs of $81,087 and $90,212 are included in inventory at December 31, 1995 and 1994, respectively, for projects or products which were not under contract at those dates. Management of the Company believes that all inventories will be recovered in the normal course of business, and that costs incurred in advance of contractual coverage at December 31, 1995 will receive firm contractual coverage in 1996.

    Costs and profits on long-term contracts with progress billing terms are presented in the accompanying financial statements according to the funded status of individual contracts as shown below:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
Costs and profits included in inventories...........................  $   554,518  $   795,342
Progress billing on contracts.......................................     (375,735)    (576,312)
                                                                      -----------  -----------
Uncompleted contract costs and profits over related billings........  $   178,783  $   219,030
                                                                      -----------  -----------
                                                                      -----------  -----------
Progress billings on contracts......................................  $   196,500  $   154,573
Costs and profits included in inventories...........................      (68,193)     (78,661)
                                                                      -----------  -----------
Uncompleted contracts billings over related costs and profits.......  $   128,307  $    75,912
                                                                      -----------  -----------
                                                                      -----------  -----------

    The government has a security interest in the inventories identified with progress billable contracts.

                                     15 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 7 -- PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment consists of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1995          1994
                                                                    ------------  ------------
Land and land improvements........................................  $     16,815  $     13,732
Buildings and building improvements...............................       115,811       117,044
Machinery, equipment, furniture and fixtures......................       899,049       902,085
Leasehold improvements............................................        29,390        31,453
                                                                    ------------  ------------
                                                                       1,061,065     1,064,314
Less: Accumulated depreciation and amortization...................      (706,237)     (684,258)
                                                                    ------------  ------------
                                                                         354,828       380,056
Construction-in-progress..........................................        49,333        34,668
                                                                    ------------  ------------
                                                                    $    404,161  $    414,724
                                                                    ------------  ------------
                                                                    ------------  ------------

    Depreciation and amortization expense was $60,117, $64,932 and $64,104 in 1995, 1994 and 1993, respectively.

NOTE 8 -- GOODWILL AND OTHER INTANGIBLE ASSETS
    Goodwill and other intangible assets comprise:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1994
                                                                        ----------  ----------
Patents and licenses..................................................  $   21,855  $   20,710
Excess of cost over fair value of acquired businesses.................     131,650     137,087
Intangible pension asset..............................................      19,288      26,721
                                                                        ----------  ----------
                                                                           172,793     184,518
Less: Accumulated amortization........................................     (34,540)    (24,897)
                                                                        ----------  ----------
                                                                        $  138,253  $  159,621
                                                                        ----------  ----------
                                                                        ----------  ----------

    Amortization expense was $9,643, $7,932 and  $4,454 in 1995, 1994 and  1993,
respectively.

NOTE 9 -- OTHER NONCURRENT ASSETS
    Other noncurrent assets comprise:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1994
                                                                          ---------  ---------
Long-term receivables...................................................  $   9,811  $  12,036
Equity investments......................................................        606      8,413
Other...................................................................      1,245      4,686
                                                                          ---------  ---------
                                                                          $  11,662  $  25,135
                                                                          ---------  ---------
                                                                          ---------  ---------

                                     16 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 10 -- ACCRUED EXPENSES

    Accrued expenses comprise:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1994
                                                                        ----------  ----------
Price and fee reserves................................................  $   73,243  $   48,527
Restructuring reserve (Note 4)........................................      60,900      28,700
Vacation liability....................................................      44,027      46,043
Accrued payroll and employee benefits.................................      43,350      42,647
Reserve for contract loss.............................................      14,966       5,034
Current portion of Norden consolidation liability (Note 3)............      13,500      11,400
Accrued product warranty..............................................      12,283      16,236
Other.................................................................      51,862      54,052
                                                                        ----------  ----------
                                                                        $  314,131  $  252,639
                                                                        ----------  ----------
                                                                        ----------  ----------

NOTE 11 -- INCOME TAXES
    The provision (benefit) for income taxes by taxing jurisdiction consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1995        1994        1993
                                                             ---------  ----------  ----------
Current
  U.S. federal.............................................  $  57,517  $   74,862  $   51,143
  State and foreign........................................     14,614      17,674      11,763
                                                             ---------  ----------  ----------
                                                                72,131      92,536      62,906
                                                             ---------  ----------  ----------
Deferred
  U.S. federal.............................................     (6,163)    (37,487)    (12,599)
  State and foreign........................................     (1,305)     (8,228)     (3,013)
                                                             ---------  ----------  ----------
                                                                (7,468)    (45,715)    (15,612)
                                                             ---------  ----------  ----------
Total provision for income taxes...........................  $  64,663  $   46,821  $   47,294
                                                             ---------  ----------  ----------
                                                             ---------  ----------  ----------

    A reconciliation from the statutory U.S. federal income tax rate to the Company's effective income tax rate follows:

                                                                        YEAR ENDED DECEMBER 31,
                                                                    -------------------------------
                                                                      1995       1994       1993
                                                                    ---------  ---------  ---------
Statutory U.S. federal income tax rate............................       35.0%      35.0%      35.0%
Increase (decrease) in the tax rate resulting from:
  State taxes, net of U.S. federal tax benefit....................        4.4        4.3        4.5
  Other...........................................................       (1.8)      (2.6)      (2.0)
                                                                          ---        ---        ---
Effective income tax rate.........................................       37.6%      36.7%      37.5%
                                                                          ---        ---        ---
                                                                          ---        ---        ---

                                     17 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 11 -- INCOME TAXES (CONTINUED)
    The components of deferred tax assets and liabilities included in the combined statement of financial position are as follows:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1994
                                                                        ----------  ----------
Assets
  Provisions for expenses and losses..................................  $   97,126  $   77,222
  Employee related accruals...........................................     264,358     226,573
  Inventories.........................................................      14,238      16,423
  Long-term contracts in process......................................      10,583      21,896
                                                                        ----------  ----------
                                                                           386,305     342,114
                                                                        ----------  ----------

Liabilities
  Depreciation and amortization.......................................     (71,774)    (78,587)
  Other...............................................................      (5,830)     (5,632)
                                                                        ----------  ----------
                                                                           (77,604)    (84,219)
                                                                        ----------  ----------
Net deferred tax asset................................................  $  308,701  $  257,895
                                                                        ----------  ----------

Deferred taxes are displayed as follows:
  Net current deferred tax assets.....................................  $  135,644  $  129,162
  Net noncurrent deferred tax assets..................................     173,057     128,733
                                                                        ----------  ----------
                                                                        $  308,701  $  257,895
                                                                        ----------  ----------
                                                                        ----------  ----------

NOTE 12 -- EMPLOYEE BENEFIT PLANS

    PENSIONS

    Net periodic pension cost was as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                              1995         1994        1993
                                                           -----------  ----------  ----------
Service cost.............................................  $    17,172  $   25,646  $   18,749
Interest cost on projected benefit obligations...........       87,909      91,591      95,815
Actual return on plan assets.............................     (133,863)      1,389     (88,605)
Net amortization and deferrals...........................       81,244     (53,425)     12,011
                                                           -----------  ----------  ----------
Net periodic pension cost................................  $    52,462  $   65,201  $   37,970
                                                           -----------  ----------  ----------
                                                           -----------  ----------  ----------

    Net periodic pension cost decreased $12,739 in 1995 compared to 1994, due primarily to reduced amortization cost as a result of a pension settlement charge of $60,984 recognized in 1994.

    The Company's restructuring activities contributed to a high level of lump sum cash distributions from the pension fund during 1994. The magnitude of these cash distributions required that the Company apply the provisions of SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and recognize a settlement loss of $60,984 during the

                                     18 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 12 -- EMPLOYEE BENEFIT PLANS (CONTINUED) fourth quarter of 1994. This charge was recorded as an other expense item in the 1994 statement of earnings (see Note 14). This noncash charge to income represents the pro-rata portion of unrecognized losses associated with the pension obligation that was settled.

    The actuarial present value of benefit obligations and funded status were as follows:

                                                                          DECEMBER 31,
                                                                  ----------------------------
                                                                      1995           1994
                                                                  -------------  -------------
Actuarial present value of benefit obligation
  Vested........................................................  $  (1,130,535) $  (1,008,994)
  Nonvested.....................................................        (33,604)       (29,501)
                                                                  -------------  -------------
Accumulated benefit obligation..................................  $  (1,164,139) $  (1,038,495)
                                                                  -------------  -------------
                                                                  -------------  -------------
Projected benefit obligation....................................  $  (1,270,998) $  (1,133,188)
Plan assets at fair value.......................................        794,744        759,197
                                                                  -------------  -------------
Projected benefit obligation in excess of plan assets...........       (476,254)      (373,991)
Unrecognized prior service cost (benefit).......................        (27,973)       (28,422)
Unrecognized losses, net........................................        506,062        384,317
Unrecognized net transition obligation..........................         47,261         55,143
                                                                  -------------  -------------
Prepaid pension cost............................................         49,096         37,047
Adjustment to recognize minimum liability.......................       (418,491)      (316,345)
                                                                  -------------  -------------
Accrued pension liability.......................................  $    (369,395) $    (279,298)
                                                                  -------------  -------------
                                                                  -------------  -------------

    For financial reporting purposes, a pension plan is considered unfunded when the fair value of plan assets is less than the accumulated benefit obligation. When that is the case, a minimum pension liability must be recognized for the sum of the unfunded amount less any accrued pension cost. In recognizing such a liability, an intangible asset is usually recorded. However, the amount of the intangible asset may not be greater than the sum of the prior service cost not yet recognized and any unrecognized transition obligation. When the liability to be recognized is greater than the intangible asset limit, the excess is charged to invested equity, net of any tax effects which could be recognized in the future.

    At December 31, 1995, a minimum pension liability of $418,491 was recognized for the sum of the unfunded amount of $369,395 plus the prepaid pension cost of $49,096. An intangible asset of $19,288 and a charge to invested equity of $399,203, which was reduced to $239,522 due to tax deferrals of $159,681, offset the pension liability. As a result of this remeasurement, year-end 1995 invested equity was decreased by $65,745 from December 31, 1994.

    At December 31, 1994, a minimum pension liability of $316,345 was recognized for the sum of the unfunded amount of $279,298 plus the prepaid pension cost of $37,047. An intangible asset of $26,721 and a charge to invested equity of $289,624, which was reduced to $173,777 due to tax deferrals of $115,847, offset the pension liability. As a result of this remeasurement, year-end 1994 invested equity was increased by $52,176 from December 31, 1993.

                                     19 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 12 -- EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company sponsors various nonqualified supplemental pension plans which provide additional benefits to certain employees and are paid from the Company's assets. The unfunded accumulated benefit obligation under these plans at December 31, 1995 was $37,500 and is included in the accrued pension liability above.

    Assumptions used in developing the projected benefit obligations as of December 31 were as follows:

                                                                     1995       1994       1993
                                                                   ---------  ---------  ---------
Discount rate....................................................      6.75%      8.50%      7.25%
Rate of increase in compensation.................................      4.00%      4.00%      4.00%
Rate of return on plan assets....................................      9.75%      9.75%      9.75%

    In addition to the above described defined benefit pension plans, employees of the Company meeting certain eligibility requirements may elect to participate in employee savings plans sponsored by Westinghouse and the Company which qualify as deferred salary arrangements under Section 401(k) of the Internal Revenue Code. Under these plans, participating employees may defer a portion of their pretax earnings, subject to statutory limitations. The Company matches a portion of employees' contributions. Expense recorded by the Company related to these plans was $16,338, $15,869, and $15,939 in 1995, 1994 and 1993,
respectively.

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    Net periodic postretirement cost was as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Service cost.................................................  $   2,768  $   4,360  $   3,286
Interest cost on accumulated postretirement benefit
 obligation..................................................     23,253     21,287     21,809
Amortization of unrecognized net loss........................                 1,053
Actual return on plan assets.................................       (218)
                                                               ---------  ---------  ---------
Net periodic postretirement benefit cost.....................  $  25,803  $  26,700  $  25,095
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The actuarial present value of benefit obligations and funded status were as follows:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
Accumulated postretirement benefit obligation:
  Retirees..........................................................  $  (220,801) $  (183,779)
  Fully eligible active participants................................      (11,517)      (9,801)
  Other active participants.........................................      (96,962)     (81,174)
                                                                      -----------  -----------
  Accumulated benefit obligation....................................     (329,280)    (274,754)
  Plan assets at fair value.........................................        3,000        2,748
                                                                      -----------  -----------
Accumulated benefit obligation in excess of plan assets.............     (326,280)    (272,006)
  Unrecognized net loss.............................................       62,250        8,244
                                                                      -----------  -----------
  Accrued postretirement benefits...................................  $  (264,030) $  (263,762)
                                                                      -----------  -----------
                                                                      -----------  -----------

                                     20 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 12 -- EMPLOYEE BENEFIT PLANS (CONTINUED)
    The accumulated postretirement benefit obligation was calculated using the terms of Westinghouse's medical, dental and life insurance plans, including the effects of established maximums on covered costs.

    The effect of a 1% annual increase in the assumed healthcare cost trend rates would increase the accumulated postretirement benefit obligation by approximately $19,169 and would increase net periodic postretirement benefit cost by approximately $1,620.

    Assumptions used in developing the projected benefit obligation at December 31 were as follows:

                                                                  1995       1994       1993
                                                                ---------  ---------  ---------
Discount rate.................................................      6.75%      8.50%      7.25%
Compensation increase rate....................................      4.00%      4.00%      4.00%
Healthcare cost trend rates...................................     10.50%     11.00%     12.00%
Long-term rate of return on plan assets.......................      7.00%      7.00%      9.75%

    POSTEMPLOYMENT BENEFITS

    The Company provides certain postemployment benefits to former or inactive employees and their dependents during the time period following employment but before retirement. These amounts include salary continuation and other miscellaneous postemployment benefits such as weekly accident and sickness pay, life insurance and death gratuities. Electronic Systems' liability for postemployment benefits was $14,994 and $15,652 at December 31, 1995 and 1994, respectively. In December 1993, Electronic Systems adopted, retroactive to January 1, 1993, SFAS No. 112, "Employers Accounting for Postemployment Benefits". Electronic Systems' charge for adoption of SFAS 112 at January 1, 1993 was $13,377, net of $8,918 of deferred taxes, and was immediately recognized as a cumulative effect of a change in accounting for postemployment benefits.

NOTE 13 -- RELATED PARTY TRANSACTIONS
    The Company purchases products from and sells products to other Westinghouse operations on a limited basis. The Company also purchases certain services from Westinghouse, including liability, property and workers' compensation insurance. These transactions are discussed in further detail below. All transactions with Westinghouse are assumed to be immediately settled and, accordingly, are recorded through the invested equity account.

    CORPORATE SERVICES

    The Company uses, and is charged directly for, certain services that Westinghouse provides to its business units. These services generally include information systems support, certain accounting functions, such as transaction processing, legal services, environmental affairs, human resources and telecommunications. The Company also purchases other Westinghouse internally-provided services as needed, including printing, productivity and quality consulting and other services.

    Westinghouse centrally develops, negotiates and administers Electronic Systems' insurance programs. The insurance includes broad all-risk coverage for real and personal property, third-party liability coverage, employer's liability, automobile liability, general product liability, and other standard liability coverage. Westinghouse also maintains a program of self-insurance for workers' compensation in the U.S. The cost of this program is charged to the Company based on claims history.

    All of the cost of services described above are included in the combined statement of earnings. Such charges are based on costs which directly relate to the Company on a basis that management believes is

                                     21 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 13 -- RELATED PARTY TRANSACTIONS (CONTINUED)
reasonable. However, management believes that it is possible that the costs of these transactions may differ from those that would result from transactions among unrelated parties. It is not practical to estimate costs of these transactions had the Company operated as a separate stand-alone entity since alternative procurement opportunities were not explored. Charges included in the statement of earnings related to the services above are $51,323, $56,468 and $69,857 for 1995, 1994 and 1993, respectively.

    OTHER CORPORATE EXPENSES

    Westinghouse allocates a certain portion of its corporate expenses to its business units. These allocated costs include Westinghouse executive management and corporate overhead; corporate legal, environmental, audit, treasury and tax services, and other corporate support and executive costs.

    These corporate expenses are allocated primarily based on payroll dollars. Such allocations are not necessarily indicative of actual results and it is not practical for management to estimate the level of expenses that might have been incurred had the Company operated as a separate stand-alone entity.

    Amounts so allocated included in the statement of earnings are $47,457, $45,949 and $46,078 for 1995, 1994 and 1993, respectively, approximately one-half of which is allowable for the Company's government contract pricing purposes in accordance with government-mandated cost accounting procedures.

    GUARANTEES

    The Company provides guarantees to customers in the form of standby letters of credit for Company bids, advance payments and performance of contractual obligations. Such guarantees are supported by Westinghouse's lines of credit. At December 31, 1995 there are 53 guarantees in the amount of approximately $202 million outstanding. The cost for the lines of credit which support the guarantees is charged to the Company and is inventoried if specifically related to an ongoing contract or otherwise expensed as incurred.

NOTE 14 -- OTHER EXPENSE, NET
    Other (income) expense consists of the following:

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Loss on disposition of fixed assets..........................  $   3,508  $   2,175  $   3,603
Share of net losses of investees.............................      5,423        405      3,917
Pension settlement loss (Note 12)............................                60,984
Other........................................................      4,885     (1,100)     4,235
                                                               ---------  ---------  ---------
                                                               $  13,816  $  62,464  $  11,755
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

NOTE 15 -- FORWARD EXCHANGE CONTRACTS
    At December 31, 1995, the Company had outstanding forward exchange contracts to buy the U.S. dollar equivalent of $6,592 of foreign currencies and sell the U.S. dollar equivalent of $15,447 of foreign currencies. These contracts mature in various periods through March 1998 and were entered into to hedge foreign currency commitments. The aggregate fair value of these forward exchange contracts at December 31, 1995 was $6,414 and $14,176 bought and sold, respectively. Management believes that the market end credit risk associated with these contracts is not significant.

                                     22 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 16 -- GEOGRAPHIC INFORMATION
    A summary of geographic information relating to foreign and domestic operations is presented below:

                                                              YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                          1995          1994          1993
                                                      ------------  ------------  ------------
Sales
  U.S...............................................  $  2,510,433  $  2,135,503  $  2,299,698
  Non-U.S...........................................        44,057        49,282        48,375
                                                      ------------  ------------  ------------
                                                      $  2,554,490  $  2,184,785  $  2,348,073
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
Earnings before income taxes and cumulative effect
 of accounting change
  U.S...............................................  $    167,732  $    126,050  $    123,646
  Non-U.S...........................................         4,178         1,436         2,579
                                                      ------------  ------------  ------------
                                                      $    171,910  $    127,486  $    126,225
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
Assets
  U.S...............................................  $  1,492,617  $  1,484,836  $  1,569,868
  Non-U.S...........................................        32,416        38,186        42,934
                                                      ------------  ------------  ------------
                                                      $  1,525,033  $  1,523,022  $  1,612,802
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    Export sales included in U.S. sales above were $546,529, $466,970 and $354,923 for 1995, 1994 and 1993, respectively.

NOTE 17 -- COMMITMENTS AND CONTINGENCIES
    The Company leases certain office space and facilities and equipment under noncancelable operating leases which expire in various years through 2010. These leases generally provide for renewal options ranging from one to five years. In addition, certain of such leases require the Company to share proportionately in building operating costs and real estate taxes and contain escalation clauses for periodic increases. Rental expense incurred under such leases was approximately $32,067, $25,753 and $39,217 in 1995, 1994 and 1993, respectively.
These amounts include payments to West Quest Limited Partnership, of which the Company is a 25% owner, of $5,400, $5,268 and $5,140 in 1995, 1994 and 1993, respectively. Future minimum lease commitments at December 31, 1995, are as follows:

1996..............................................................  $  23,258
1997..............................................................     16,593
1998..............................................................     14,443
1999..............................................................     13,658
2000..............................................................     13,164
2001 and thereafter...............................................     40,196
                                                                    ---------
                                                                    $ 121,312
                                                                    ---------
                                                                    ---------

    These minimum lease commitments include amounts due to West Quest Limited Partnership of $5,335 -- 1996, $5,673 -- 1997, $5,815 -- 1998, $5,960 -- 1999,
$6,109 -- 2000, and $9,164 -- thereafter.

                                     23 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 17 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    All of the costs that are directly or indirectly allocable to the Company's U.S. government contracts or subcontracts are subject to audit by the Defense Contract Audit Agency (DCAA) or other government agencies. Payments made to the Company under cost-reimbursable contracts, which represent approximately 30% of total revenue during 1995, are subject to adjustment (including refunds to the government) in the event that claimed overhead costs are determined to be unallowable for reimbursement. In addition, the DCAA has made various allegations under the Truth in Negotiation Act (TINA). Certain of these matters are currently under review by the DCAA or other government agencies. As of December 31, 1995, DCAA had completed rate audits through 1988 and has open allegations dating back to 1985. While the outcome of these matters is uncertain, the Company believes that its existing accruals for any such matters are adequate and that future audits and final adjustments will not have a significant impact on the Company's financial position.

    In the normal course of its operations, the Company becomes involved in certain legal proceedings, including contract claims and disputes, employment related disputes or litigation, environmental matters, and investigations of compliance with government laws and regulations. In the opinion of management, based upon information presently available, after consideration of existing accruals, none of these matters is likely to have a significant effect upon the financial position, operating results or liquidity of the Company. The more significant of these matters are discussed below:

    - Herman/EEOC

      In January 1993, Herman and 96 (later 106) other former Electronic Systems employees filed suit for unlawful termination associated with a reduction in force (RIF) of approximately 1,200 employees. In April 1993, the EEOC filed suit in connection with the same RIF. These cases have been consolidated for the purpose of discovery. Both suits are based on alleged age discrimination and together involve 385 plaintiffs, 126 of whom have been dismissed with prejudice from the action. The Federal Court in Baltimore has adopted a multi-phase trial structure plan pursuant to which in the initial phase only a few of the remaining 259 plaintiffs claims would be tried and resolved. The first phase trial is presently expected to commence in 1996.

    - Abu Dhabi

      In April 1994, suit was brought in Abu Dhabi Civil Court for $21 million in compensation allegedly due to the plaintiff under an oral agreement to provide information and consulting services to Electronic Systems in support of its efforts to win a contract. The trial court issued a judgment in November 1995, awarding $3 million to the plaintiff. Both of the parties have appealed this decision, and a QUASI-DE NOVO trial will now be held on this matter at the next higher court.
     Over  and above any judgment the Court  may render in this case, Electronic
      Systems could be subject to a penalty of up to $70 million under the contract if the Court determines that the plaintiff was an agent for Electronic Systems.

    - Iran-Iranian Air Force Claim

      In 1982, Electronic Systems filed claims against the Islamic Republic of Iran Air Force (IRIAF) with the Iran -- U.S. Claims Tribunal. The Company is claiming compensation in respect of the failure of IRIAF to pay sums due under several contracts, and IRIAF has submitted counterclaims challenging the Company's performance of the contracts. The trial in this case was completed in March 1992, and the parties are awaiting the decision of the Tribunal.

                                     24 of 28

                               ELECTRONIC SYSTEMS
                 (A UNIT OF WESTINGHOUSE ELECTRIC CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 17 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    - Iran-Iranian Defense Ministry Claim

      In October 1991, the Ministry of Defense of the Islamic Republic of Iran brought an arbitration before the International Court of Arbitration of the International Chamber of Commerce against the Company alleging breach of nine radar equipment contracts that had been executed and performed prior to the 1979 Iranian Revolution. Only one of those contracts contained an arbitration clause, and as a preliminary matter, the Company sought to dismiss the arbitration proceeding with regard to the other eight contracts. The Company also sought to dismiss all of the claims as untimely because the arbitration was filed well after the expiration of the applicable statutes of limitations.
     A hearing was held in July 1995 with respect to Electronic Systems' motion to dismiss this case and the parties are awaiting a decision of the arbitrators.

NOTE 18 -- SUBSEQUENT EVENT
    On January 3, 1996, Westinghouse and Northrop Grumman Corporation (Northrop Grumman) entered into an Asset Purchase Agreement whereby substantially all of the operations and assets of the Company will be sold to Northrop Grumman, and Northrop Grumman will assume substantially all of the liabilities of the Company. The consummation of the sale is scheduled to take place on March 1, 1996, pending regulatory approval.

                                     25 of 28

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to current report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NORTHROP GRUMMAN CORPORATION

Date: May 31, 1996                 By:  /s/ James C. Johnson
     ---------------                    ----------------------------
                                               James C. Johnson
                                        Corporate Vice President and
                                        Secretary

                                  EXHIBIT INDEX

Exhibit Number                 Description of Exhibit                                 Page
- --------------      -------------------------------------------                      -------

     2.1 Asset Purchase Agreement dated as of January 3, 1996, between Westinghouse Electric Corporation, a Pennsylvania corporation, as Seller, and Northrop Grumman Corporation, a Delaware corporation, as Buyer. (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation
                    S-K. Such Schedules and Exhibits are listed and described in the Purchase Agreement. Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.)*

     2.2            Letter Agreement dated February 28, 1996 from Westinghouse
                    Electric Corporation to Northrop Grumman Corporation.*

     2.3            Letter Agreement dated February 29, 1996 from Westinghouse
                    Electric Corporation to Northrop Grumman Corporation.
                    (Scheules have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules are listed and described in the Letter Agreement. Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules.)*

     2.4            Second Amended and Restated Credit Agreement dated as of
                    April 15, 1994, Amended and Restated as of March 1, 1996 among Northrop Grumman Corporation, Bank of America National
                    Trust and Savings Association, as Documentation Agent,
                    Chemical Securities, Inc., as Syndication Agent, The Chase
                    Manhattan Bank (National Association), as Administrative
                    Agent and the Banks Signatories thereto. (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Credit Agreement. Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.)*

    23.1            Consent of Independent Accountants

    99.1            Press release of Registrant dated March 1, 1996*


* Previously filed on Registrant's Form 8-K dated March 18, 1996.


                                  Page 27 of 28